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                                                                    EXHIBIT 10.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

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In re:                                 :    Chapter 11

MARINER POST-ACUTE NETWORK,            :    Case Nos. 00-113 (MFW)
INC., et al.,                                through  00-214 (MFW)
      -- ---
                                       :
                     Debtors.               (Jointly Administered)
---------------------------------------X

                  INTERIM ORDER AUTHORIZING DEBTORS TO OBTAIN
    POST-PETITION FINANCING PURSUANT TO 11 U.S.C. (S)(S)105, 361, 362, 363
      364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1), AND TO UTILIZE CASH
             COLLATERAL PURSUANT TO 11 U.S.C. (S)363 AND GRANTING
              ADEQUATE PROTECTION TO PRE-PETITION SECURED PARTIES
             ----------------------------------------------------

     Upon the motion (the "Motion"), dated January 17, 2000, of Mariner Post-
                           ------
Acute Network, Inc., as Debtor and Debtor-in-Possession (the "Borrower"), and
                                                              --------
the Guarantors listed on Schedule I hereto, each as a Debtor and Debtor-in-Possession (hereinafter referred to collectively as the "Guarantors"; and
                                                         ----------
together with the Borrower, the "Debtors"),
                                 -------

     (i) seeking this Court's authorization, pursuant to Sections 105, 361, 362, 363 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1) of the United States
   Bankruptcy Code, 11 U.S.C. (S)(S)101, et seq. (the "Code"), and Rules 2002,
                                         -------       ----
   4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy
                                                                    ----------
   Rules"), for the Borrower to (1) obtain post-petition financing (the
   -----
   "Financing"), and for the Guarantors to guaranty the payment of the
    ---------
   Borrower's obligations incurred in connection with the Financing, up to the principal amount of $100,000,000 from The Chase Manhattan Bank ("Chase" or
                                                                    -----
   "Agent"), 270 Park Avenue, New York, New York 10017 and a
    -----
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   syndicate of financial institutions (together with Chase, the "Banks"), with
                                                                  -----
   Chase acting as Agent for itself and the Banks,

          (w) having priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code pursuant to
     Section 364(c)(1) of the Code, subject to the Carve-Out (as defined below),

          (x) to be secured, subject to the Carve-Out, pursuant to Section 364(c)(2) of the Code by perfected first priority security interests in and liens upon (aa) all cash maintained in the Letter of Credit Account (as defined in the DIP Credit Agreement hereinafter referred to) and any investment of the funds contained therein (all of such property referred to in this clause (aa) being hereinafter referred to as the "Credit Agreement
                                                               ----------------
     Cash Collateral"), and (bb) all unencumbered pre- and post-petition
     ---------------
     property of the Debtors (including, without limitation, all accounts receivable arising on and after the date of the filing of the petitions herein (the "Filing Date"), except as otherwise provided herein with
                  -----------
     respect to the adequate protection that may be provided to the Real Estate Lenders and certain other post-petition Permitted Liens hereinafter referred to, but excluding all of the Debtors' rights in and to claims and causes of action under Sections 544, 545, 547, 548 or 549 of, and any other avoidance actions under, the Code, with the proviso that, notwithstanding such exclusion, the proceeds of such causes of action shall be available for the repayment of the obligations incurred under and in connection with the Financing),

          (y) to be secured, subject to the Carve-Out, pursuant to Section 364(c)(3) of the Code by perfected security interests and liens upon all pre- and post-petition property of the Debtors that is subject to valid and perfected liens in existence on the

                                       2
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     Filing Date (including, without limitation, accounts receivable and inventory in existence as of the Filing Date that are subject to valid and perfected liens in favor of SPTMNR Properties Trust, as successor in interest to Health and Retirement Properties Trust ("HRPT"), Omega
                                                          ----
     Healthcare Investors, Inc. ("Omega"), SouthTrust Bank of Alabama, National
                                  -----
     Association ("SouthTrust"), Nationwide Health Properties, Inc. ("NHP"),
                   ----------
     limited in the case of NHP to certain inventory, and certain other holders of Indebtedness (as defined in the DIP Credit Agreement) in an aggregate amount not in excess of $1,000,000 (the "Other Holders"; HRPT, Omega,
                                              -------------
     SouthTrust, NHP and the Other Holders, together with any successors thereto, including LaSalle National Bank, as successor in interest to SouthTrust as to certain SouthTrust transactions, the "Real Estate Lenders") and accounts receivable and inventory arising on and after the Filing Date through the use of the healthcare facilities financed by the Real Estate Lenders to the extent that the Real Estate Lenders are granted liens in such accounts receivable or inventory as adequate protection for the use of cash collateral (the "Real Estate Receivables") and the proceeds
                                      -----------------------
     thereof, but not including property that is subject to the existing liens that secure obligations under the Existing Agreements referred to in clause
     (z) below, which liens referred to in clause (z) below shall be primed pursuant to Section 364(d)(1) of the Code by the liens to be granted to the Agent as described in such clause) and to post-petition Permitted Liens (as defined in the DIP Credit Agreement), junior to such valid and perfected liens and

          (z) to be secured, subject to the Carve-Out, pursuant to Section 364(d)(1) of the Code by perfected first priority senior priming security interests in and liens upon

                                       3
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     all pre- and post-petition property of the Debtors (including, without limitation, accounts receivable, contracts, documents, equipment, general intangibles, instruments, inventory, interests in leaseholds, real property and the capital stock of certain subsidiaries of the Debtors and the proceeds of all of the foregoing (which property includes, without limitation, all of the right, title and interest of the Debtors in the property that is subject to or secures the Amended and Restated Credit Agreement with FBTC Leasing Corp. and the Synthetic Guarantee referred to below)) that is subject to the existing liens presently securing the Debtors' indebtedness owing (including issued but undrawn letters of credit issued pursuant to the Existing Credit Agreement (as defined below)) to certain lenders under or in connection with (i) that certain Credit Agreement dated as of November 4, 1997 (as heretofore amended, the "Existing Credit Agreement") among the Borrower (formerly known as Paragon
      -------------------------
     Health Network, Inc.), the several lenders from time to time party thereto (collectively, the "Paragon Pre-Petition Secured Lenders"), Chase, as
                         ------------------------------------
     Administrative Agent (in such capacity, the "Administrative Agent"), and
                                                  --------------------
     Bank of America, N.A. (formerly known as Nationsbank, N.A.), as Documentation Agent, (ii) the Tranche A Loans under and as defined in the Synthetic Credit Agreement hereinafter referred to and in that certain Amended and Restated Guarantee dated as of November 4, 1997 (as heretofore amended, the "Synthetic Guarantee"; such Synthetic Credit Agreement, the
                   -------------------
     Synthetic Guarantee, the Existing Credit Agreement and the Deficiency Note hereinafter referred to, together the "Existing Agreements") made by the
                                            -------------------
     Borrower and the Guarantors signatory thereto in favor of Chase, as administrative agent (in such capacity, the "Synthetic Agent") for the
                                                  ---------------
     lenders

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     (collectively, the "Synthetic Lenders"; the makers of the Tranche A Loans,
                         -----------------
     the "Tranche A Synthetic Lenders") under that certain Amended and Restated
          ---------------------------
     Credit Agreement dated as of November 4, 1997 (as heretofore amended, the "Synthetic Credit Agreement") to which FBTC Leasing Corp. ("FBTC"), among
      --------------------------                                 ----
     others, is a party and the instruments and agreements executed in connection therewith (the obligations of the Borrower and the Guarantors signatory thereto under or in connection with the Synthetic Guarantee and the instruments and agreements executed in connection therewith shall include, without limitation, such direct obligations as the Borrower and such Guarantors may have to FBTC and the Synthetic Lenders upon and after the entry of an order approving that certain Stipulation Acknowledging Ownership of Properties Subject to "Synthetic Lease Transactions" among certain parties including FBTC, the Synthetic Agent, the Borrower and the Guarantors (including Living Centers Holding Company, Inc., one of the Guarantors) provided, that such priming security interests and liens shall not prime the security interests and liens of (x) the Synthetic Agent to the extent of the Tranche B Loans (under and as defined in the Synthetic Credit Agreement) outstanding on the Filing Date and (y) FBTC to the extent of the Lessor Contributions and related obligations (under and as defined in the Synthetic Credit Agreement) (the security interests and liens described in the foregoing clauses (x) and (y) are hereinafter referred to as "Excluded Pre-Petition Collateral"), and (iii) that certain Deficiency
         --------------------------------
     Note held by Bank of America, N.A. (the "Deficiency Note") (Bank of
                                              ---------------
     America, N.A. as holder of the Deficiency Note, the Paragon Pre-Petition Secured Lenders, the Synthetic Lenders and FBTC being hereinafter collectively

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     referred to as the "Pre-Petition Secured Lenders"), senior in all respects
                         ----------------------------
     to such existing liens (the "Primed Liens") (but not to liens, if any, to
                                  ------------
     which such existing liens are subject on the Filing Date) and senior in all respects to any liens granted on or after the Filing Date to provide adequate protection to the Pre-Petition Secured Lenders

     (all of the foregoing property specified in clauses (x), (y) and (z) above being hereinafter collectively referred to in this Order as the "Collateral")
                                                                   ----------
  and (2) provide adequate protection to the Pre-Petition Secured Lenders whose liens and security interests are being primed by the Financing,

     (ii) seeking this Court's authorization, pursuant to Section 363(c)(2) of the Code, for the use of cash collateral (as such term is defined in the Code) in which the Pre-Petition Secured Lenders have an interest and for the provision of adequate protection to the Pre-Petition Secured Lenders with respect to such use of cash collateral,

     (iii) seeking, upon a first day hearing (the "First Day Hearing") on the
                                                   -----------------
   Motion, the entry of a first day order pursuant to Bankruptcy Rule 4001 (this "Order"), (x) authorizing the Borrower, on an interim basis, to forthwith
    -----
   borrow or obtain letters of credit under the Financing from the Banks up to an aggregate of $25,000,000, which borrowings and letters of credit to be authorized at the First Day Hearing will be used to (a) provide working capital and letter of credit support for the Borrower and the Guarantors as set forth in the Credit Agreement and (b) cover overdrafts and related liabilities arising from treasury, depository and cash

                                       6
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   management services provided by Chase or any of their respective affiliates to the Debtors or in connection with any automated clearing house fund transfers effected by Chase or any of their respective affiliates for the Debtors, (y) authorizing the use by the Debtors of cash collateral and (z) granting the adequate protection hereinafter described,

     (iv) requesting that an interim hearing (the "Interim Hearing") thereafter
                                                   ---------------
   be held for this Court to consider entry of an interim order (the "Interim
                                                                      -------
   Order") authorizing the Borrower, on an interim basis, to borrow or obtain
   -----
   letters of credit under the Financing from the Banks up to an aggregate of $50,000,000, taken together with the authorization in this Order, as set forth in the Motion and the loan documentation filed with this Court; and

     (v) requesting that a final hearing (the "Final Hearing") thereafter be
                                               -------------
   held for this Court to consider entry of an order authorizing the balance of the Financing on a final basis, as set forth in the Motion and the loan documentation filed with this Court;

and pursuant to Bankruptcy Rules 4001(b) and 4001(c)(1), due and sufficient notice under the circumstances of the Motion and the First Day Order referred to below having been given by the Debtors to the twenty largest unsecured creditors of each of the Debtors, the Administrative Agent (on behalf of itself and the Pre-Petition Secured Lenders), the Synthetic Agent, FBTC, the Real Estate Lenders, the United States Trustee for the District of Delaware, the United States Department of Heath and Human Services, all state Medicaid agencies with which the Debtors deal and to any other party that has filed a request for notices with this Court, a hearing to consider the Debtors' request to authorize borrowings under the Financing on an emergency basis having been conducted on January 18 and 19, 2000 (the "First Day Hearing") and an order authorizing such
                              -----------------
borrowings having been entered

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by this Court (the "First Day Order") and the Interim Hearing having been held
                    ---------------
on January 28, 2000, and upon all the pleadings filed with this Court, and upon the record made by the Debtors at the First Day Hearing and the Interim Hearing and after due deliberation and consideration and sufficient cause appearing therefor;

     IS FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

     1. This Court has core jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C. (S)(S)157(b) and 1334.

     2. Without prejudice to the rights of any other party (but subject to the limitations thereon described below in paragraph 25), the Debtors have agreed that they will not raise any defense, counterclaim or offset of any kind with respect to the terms of the Existing Agreements and with respect to their Indebtedness to the Pre-Petition Secured Lenders, and have acknowledged that as of the Filing Date (i) the Borrower was liable to the Paragon Pre-Petition Secured Lenders in the aggregate principal amount of approximately $917,271,432 in respect of loans made and letters of credit issued by the Paragon Pre-Petition Secured Lenders pursuant to the Existing Credit Agreement, plus interest thereon and fees and expenses incurred in connection therewith as provided in the Existing Credit Agreement, (ii) the Borrower and most of the Guarantors were liable to FBTC and the Synthetic Lenders in the aggregate principal amount of approximately $66,644,000 in respect of loans made pursuant to the Synthetic Credit Agreement, plus interest thereon and fees and expenses incurred in connection therewith as provided in the Synthetic Guarantee, (iii) the Borrower was liable to Bank of America, N.A. as holder of the Deficiency
Note in the aggregate principal amount of $26,485,562.79 pursuant to the Deficiency Note, plus interest thereon and fees and expenses incurred in connection therewith as provided in the Deficiency Note, and (iv) certain

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Guarantors were contingently liable to FBTC and the Pre-Petition Secured Lenders in respect of their respective guarantees under the Existing Agreements (collectively, the "Pre-Petition Debt").
                    -----------------

     3. Without prejudice to the rights of any other party (but subject to the limitations thereon described below in paragraph 25), the Debtors have also agreed that they will not challenge the validity, perfection, enforceability or priority of the liens and security interests granted to Chase, as Collateral Agent for the ratable benefit of itself, the Administrative Agent, the Synthetic Agent (collectively, the "Pre-Petition Agent") and the Pre-Petition Secured
                          ------------------
Lenders and the Synthetic Lenders pursuant to the Existing Agreements and all mortgages, deeds of trust and other security documents executed by one or more of the Debtors for the benefit of the Pre-Petition Secured Lenders in connection with the Existing Agreements in the personal and real property described in such agreement, mortgages, deeds of trust and security documents (the "Pre-Petition
                                                                  ------------
Collateral").
----------

     4. As of the Filing Date, funds on deposit at Chase and various of the other Pre-Petition Secured Lenders were subject to rights of set-off under the Existing Agreements and applicable law and, by virtue of such set-off rights, are subject to a lien in favor of such Pre-Petition Secured Lenders pursuant to Sections 506(a) and 553 of the Code. Pursuant to the Existing Agreements, such Pre-Petition Secured Lenders are obligated to share the benefit of such lien with the other Pre-Petition Secured Lenders party to such Existing Agreements based upon their respective pro rata shares of the obligations under such
                            --- ----
Existing Agreements. Accordingly, any proceeds of the Pre-Petition Collateral (including cash on deposit at Chase or any of the Pre-Petition Secured Lenders as of the Filing Date) are cash collateral of the Pre-Petition Secured Lenders within the meaning of Section 363(a) of the Code herein (the "Cash Collateral").
                                                              ---------------
The Pre-Petition Secured Lenders are entitled, pursuant to Sections 361, 363(e) and 364(d)(1) of the Code, to adequate protection of their interest in the Pre-Petition Collateral, including the Cash Collateral, for any diminution in value of the Pre-Petition Collateral, including, without limitation, resulting from the use of the Cash Collateral, the incurrence by the Debtors of post-petition financing secured by priming liens on the Pre-Petition Collateral, or the use, sale or lease of the Pre-Petition Collateral and the imposition of the automatic stay.

     5. The Borrower has an immediate need to obtain financing in order to permit, among other things, the orderly continuation of the operation of its business and the businesses of the Guarantors and the care of its patients, to maintain business relationships with vendors and suppliers, to make certain strategic capital expenditures and to satisfy other working capital needs. The Borrower is unable to obtain adequate unsecured credit allowable under Section 503(b)(1) of the Code as an administrative expense. A facility in the amount provided by the Financing is unavailable to the Borrower without the Debtors granting to the Agent and the Banks, subject to the Carve-Out, (i) pursuant to
Section 364(c)(1) of the Code, allowed claims, with respect to all indebtedness and obligations of the Debtors under and in connection with the DIP Credit Agreement (and with respect to all indebtedness and obligations in respect of overdrafts and related liabilities referred to in Section 6.03(vi) of the DIP Credit Agreement), having priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code, (ii) pursuant to
Section 364(c)(2) of the Code, security for such obligations by the granting of perfected first priority senior security interests in and liens upon the Credit Agreement Cash Collateral and all unencumbered pre-and post-petition property of the Debtors (including, without limitation, all accounts receivable arising on and after the Filing Date, but excluding (1) all of the Debtors' rights in and to claims and causes of action under Sections 544, 545, 547, 548 or 549 of, and any other avoidance actions under, the Code, with the proceeds of such causes of action being available for the repayment of the obligations under the DIP Credit Agreement and (2) assets that are subject to

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Permitted Adequate Protection Liens and other post-petition Permitted Liens, both as defined in the DIP Credit Agreement), (iii) pursuant to Section 364(c)(3) of the Code, security for such obligations by the granting of perfected junior priority security interests and liens upon all pre- and post-petition property of the Debtors, including, without limitation, accounts receivable in existence as of the Filing Date that are subject to valid and perfected liens in favor of the Real Estate Lenders and the Real Estate Receivables, and the proceeds thereof (but not including the property that is described in clause (iv) below, as to which the security interests and liens in favor of the Agent shall be as described in such clause) that is subject to valid and perfected liens in existence on the Filing Date or to Permitted Adequate Protection Liens and other post-petition Permitted Liens, and (iv) pursuant to Section 364(d)(1) of the Code, security for such obligations by the granting of first priority senior priming security interests in and liens upon all of the Pre-Petition Collateral (other than the Excluded Pre-Petition Collateral), senior in all respects to existing liens and to any liens granted on or after the Filing Date herein to provide adequate protection in respect of such liens or otherwise, but subject to any liens to which such existing liens are subject as of the Filing Date. The ability of the Debtors to obtain sufficient working capital and liquidity through the use of the cash collateral, incurrence of new indebtedness for borrowed money and other financial accommodations is vital to the Debtors. The preservation and maintenance of the going concern values of the Debtors is integral to a successful reorganization of the Debtors pursuant to the provisions of Chapter 11 of the Code.

     6. The terms of the Financing appear to be fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duty and are supported by reasonably equivalent value and fair consideration. The Financing has been negotiated in good faith and at arm's-length among the Debtors, the Agent and the Banks and any credit extended, letters of

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credit issued for the account of and loans made to the Borrower by the Banks pursuant to the Revolving Credit and Guaranty Agreement dated as of January 18, 2000 (the "DIP Credit Agreement"), and any credit extended in respect of
           --------------------
overdrafts referred to in the DIP Credit Agreement, shall be deemed to have been extended by the Banks in good faith, as that term is used in Section 364(e) of the Code.

     7. The Debtors have requested immediate entry of this Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2). Absent entry of this Order, the Debtors' estates will be immediately and irreparably harmed.

     8. The Documents (as defined below) are hereby approved and the Borrower is immediately authorized to borrow or obtain letters of credit pursuant to the DIP Credit Agreement, and the Guarantors may guaranty such borrowings, up to an aggregate of $50,000,000 (inclusive of amounts borrowed and letters of credit of credit issued pursuant to the First Day Order), which shall be used for the purpose of providing working capital for the Borrower and the Guarantors. In addition, the Debtors are immediately authorized to incur overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house fund transfers provided to or for the benefit of the Debtors by Chase or any of its affiliates (in addition to the amount of borrowings and letters of credit obtained pursuant to the Credit Agreement). Notwithstanding anything herein to the contrary, no borrowings, letters of credit, Cash Collateral, Collateral or the Carve-Out (as defined below) may be used to object, contest or raise any defense to, the validity, perfection, priority, extent or enforceability of the Pre-Petition Debt or the liens securing the Pre-Petition Debt, or to assert any claims or causes of action against the Pre-Petition Agent or the Pre-Petition Secured Lenders.

     9. The Debtors are expressly authorized and empowered to execute and deliver, among other documents, the DIP Credit Agreement, and the Security and Pledge Agreement to which such Debtors are party (as each such term is defined in the DIP Credit Agreement) in substantially the forms heretofore filed with this Court (collectively, and together with the letter agreement referred to in paragraph 19 (iii) hereof, the "Documents"). The Debtors are hereby authorized
                                ---------
to perform and do all acts that may be required in connection with the Documents. Upon execution and delivery of the Documents, the Documents shall constitute valid and binding obligations of the Debtors party thereto, enforceable against each Debtor party thereto in accordance with their terms.

     10. For all of the Debtors' obligations and indebtedness arising under and in connection with the Financing and the Documents (and in respect of overdrafts and related liabilities referred to in Section 6.03(vi) of the Credit Agreement), the Agent and the Banks are granted pursuant to Section 364(c)(1) of the Code an allowed claim (which allowed claim shall be payable from and have recourse to, in addition to the property of the Debtors that is made subject to security interests and liens in favor of the Agent on behalf of the Banks as set forth in paragraph 12 of this Order, any unencumbered pre- and post-petition property of the Debtors, including, without limitation, any amounts that are recovered or otherwise received by any of the Debtors in respect of claims under Sections 544, 545, 547, 548 or 549 of, or any other avoidance actions under, the
Code) having priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code, subject only to (x) in the event of the occurrence and during the continuance of an Event of Default (as defined in the DIP Credit Agreement) or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of
(i) accrued and unpaid professional fees and disbursements theretofore incurred or incurred after the cure or waiver of such Event of Default or event, and (ii) professional fees and disbursements incurred during the time of such continuance in an aggregate amount not in excess of $2,500,000, in each case by the Borrower, the Guarantors and any statutory committee (each, a "Committee") appointed in the Debtors' Chapter 11 cases (the "Cases") and
 ---------                                                    -----
allowed by an order of the Court and (y) the payment of fees pursuant to 28 U.S.C. (S)1930 and to the Clerk of the Court (collectively, the "Carve-Out"),
                                                                 ---------
provided that following the Termination Date (as defined in the Credit
--------
Agreement) amounts in the Letter of Credit Account shall not be subject to the Carve-Out. No other claim having a priority superior or pari passu with that granted by this Order (i) to the Agent and the Banks and (ii) to the Pre-Petition Agent and the Pre-Petition Secured Lenders, respectively, shall be granted while any portion of the Financing (or refinancing thereof) or the commitment thereunder remains outstanding.

     11. So long as an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default shall not have occurred, (i) Debtors shall be permitted to pay administrative expenses allowed and payable under Sections 330 and 331 of the Code, as the same may be due and payable, and (ii) such payments shall not be applied against the Carve-Out. Except to the extent of the Carve-Out, no expenses of administration of the Cases or any future proceeding or case which may result therefrom, including liquidation in bankruptcy or other proceedings under the Code, shall (except as otherwise stated on the record of the First Day Hearing) be charged pursuant to
Section 506(c) of the Code or otherwise against (a) the Collateral without the prior written consent of the Agent and no such consent shall be implied from any other action, inaction, or acquiescence by the Agent or the Banks or (b) the Pre-Petition Collateral by the Debtors (without prejudice to the rights of any other party in interest to assert claims under Section 506(c) of the Code) without the prior written consent of the Pre-Petition Agent (on behalf of the Pre-Petition Secured Lenders), and no such consent shall be implied from any action, inaction, or acquiescence by the Pre-Petition Agent or the Pre-Petition Secured Lenders.

     12. As security for all of the Debtors' obligations and indebtedness arising under the Financing and the Documents (and in respect of overdrafts and related liabilities referred to in Section 6.03(vi) of the DIP Credit Agreement), the Agent on behalf of the Banks is hereby granted (effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements or otherwise), (x) pursuant to Section 364(c)(2) of the Code, perfected first priority senior security interests in and liens upon (aa) the Credit Agreement Cash Collateral, and (bb) all unencumbered pre- and post-petition property of the Debtors (excluding (1) all of the Debtors' rights in and to claims and causes of action under Sections 544, 545, 547, 548 or 549 of, and any other avoidance actions under, the Code, it being expressly held that, notwithstanding such exclusion from the liens authorized hereby, the proceeds or other amounts received by the Debtors in respect of such claims and causes of action may be applied to, among other obligations, the payment of the allowed claims of the Agent and the Banks that are referred to in paragraph 10 of this Order, and (2) Real Estate Receivables), (y) pursuant to
Section 364(c)(3) of the Code, perfected junior priority security interests in and liens upon all pre- and post-petition property of the Debtors, including, without limitation, accounts receivable in existence as of the Filing Date that are subject to valid and perfected liens in favor of the Real Estate Lenders and the proceeds thereof (but not including property that is subject to the existing liens that secure obligations under the Existing Agreements referred to in clause (z) below which shall be primed by the liens to be granted to the Agent as described in such clause), that is subject to valid and perfected liens in existence on the Filing Date and to post-petition Permitted Liens, junior to such valid and perfected liens and (z) pursuant to Section 364(d)(1) of the Code, perfected first priority senior priming security interests in and liens upon all pre- and post-petition property of the Debtors (including, without limitation, accounts receivable, contracts, documents, equipment, general intangibles, instruments, inventory, interests in leaseholds, real property and the capital stock of certain subsidiaries of the Debtors and the proceeds of all of the foregoing but excluding the Excluded Pre-Petition Collateral), that is subject to the existing liens presently securing the Debtors' indebtedness owing to the Pre-Petition Secured Lenders (including, in the case of the Paragon Pre-Petition Secured Lenders, any issued and undrawn letters of credit), such security interests and liens being senior in all respects to any and all present and future liens, if any, of the Pre-Petition Secured Lenders which encumber such security interests and liens referred to in this clause (z) (but not to liens, if any, to which the liens of the Pre-Petition Secured Lenders are subject on the Filing Date) and any liens granted after the Filing Date to provide adequate protection to the Pre-Petition Secured Lenders, in each case subject only to the Carve-Out; provided that following the Termination Date,
                               --------
amounts in the Letter of Credit Account shall not be subject to the Carve-Out and provided, further, that notwithstanding the exclusion of the Excluded Pre-
    -----------------
Petition Collateral from the security interests and liens referred to in the foregoing clause (z), the Borrower shall remain obligated, as set forth in
Section 2.11(b) of the DIP Credit Agreement, to apply to the prepayment of the loans made under the Credit Agreement that portion of the Net Proceeds (as defined in the DIP Credit Agreement) received by the Borrower from the sale or other disposition of properties the completion of which was financed by such loans that is equal to the amount of the loans so used. The security interests and liens granted to the Agent on behalf of the Banks hereunder shall not be subordinated to or made pari passu with any other lien or security interest under Section 364(d) of the Code.

     13. Debtors are hereby authorized effective as of the Filing Date to use all Cash Collateral of the Pre-Petition Secured Lenders; provided, that the Pre-
                                                         --------
Petition Secured Lenders are granted adequate protection as hereinafter set forth.

     14. As adequate protection for any diminution in value of the Pre-Petition Secured Lenders' interests in the Pre-Petition Collateral resulting from (x) the use by the Debtors of Cash Collateral and any other Pre-Petition Collateral, (y) the priming of the Pre-Petition Agent's and the other Pre-Petition Secured Lenders' security interests and liens in the Pre-Petition Collateral by the Agent and the Banks pursuant to the Financing and this Order and (z) the imposition of the automatic stay pursuant to Section 362 of the Code, the Pre-Petition Agent and the Pre-Petition Secured Lenders (A) are granted (effective upon the Filing Date and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or other agreements) a security interest in and lien upon all the Collateral which adequate protection lien shall have a priority immediately junior to the priming and other liens to be granted in favor of the Agent (and, in the case of Real Estate Receivables arising on or after the Filing Date out of the use of the properties that are subject as of the Filing Date to valid and perfected liens in favor of the Real Estate Lenders, also junior to adequate protection liens on such Real Estate Receivables that may be granted in favor of the Real Estate Lenders), subject and subordinate to only (i) the security interests and liens granted to the Agent for the benefit of the Banks in this Order and pursuant to the Documents (and any other liens to which the liens in favor of the Agent are subject) and (ii) the Carve-Out, (B) are granted a superpriority claim pursuant to Section 507(b) of the Code, immediately junior to the claims under Section 364(c)(1) of the Code held by the Agent and the Banks as set forth in paragraph 10 (and junior to the Carve-Out) and (C) shall receive current cash payments from Debtors of the reasonable fees and disbursements (as to which invoices are furnished) of counsel and financial, internal and third-party consultants incurred by the Pre-Petition Agent under the Existing Agreements, the reasonable counsel fees and disbursements (as to which invoices are furnished) of the members of the Pre-Petition Steering Committee under the Existing

Agreements, the reasonable counsel fees and disbursements (as to which invoices are furnished) of FBTC and fees payable to the Pre-Petition Agent under the Existing Agreements; provided, that, without prejudice to the rights of any
                     --------
other party to contest such assertion, the Pre-Petition Agent and the Pre-Petition Secured Lenders reserve their rights to assert claims for accrued and unpaid letter of credit fees and interest on the Pre-Petition Debt at the applicable amount or rates of interest, as the case may be, as provided for in the Existing Agreements (it being understood that neither the Pre-Petition Agent nor the Pre-Petition Secured Lenders shall seek payment of such claims prior to the Consummation Date of a Reorganization Plan, as each such term is defined in the DIP Credit Agreement, in any of the Chapter 11 cases absent a showing of materially changed circumstances). As additional adequate protection, so long as no Event of Default or event, which upon notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing, the Debtors are authorized and directed to pay to the Pre-Petition Agent, for the benefit of the Pre-Petition Secured Lenders, the cash proceeds of any "prudent buyer" settlement entered into with the United States Health Care Financing Administration and 75% of the Net Proceeds of asset sales or dispositions
(other than of Excluded Pre-Petition Collateral) that are permitted under the Credit Agreement and are not required to be applied to the loans thereunder.

     15. Under the circumstances, the Court finds that the adequate protection provided herein is reasonable and sufficient to protect the interests of the Pre-Petition Secured Lenders notwithstanding any other provision hereof.

     16. The Agent, the Banks, the Pre-Petition Agent and the Pre-Petition Secured Lenders who were granted security interests and liens hereunder shall not be required to file or record financing statements, mortgages, notices of lien or similar instruments in any jurisdiction or take any other action in order to validate and perfect the security interests and liens granted to them pursuant to this Order. If the Agent on behalf of the Banks or the Pre-Petition Secured Lenders shall, in their sole discretion, choose to file such financing statements, mortgages, notices of lien or similar instruments or otherwise confirm perfection of such security interests and liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of the First Day Order (as to the Financing and the Documents) and the Filing Date (as to the use of Cash Collateral). Neither the Pre-Petition Secured Lenders nor the Pre-Petition Agent shall file such financing statements, mortgages, notices of lien or similar instruments, or otherwise confirm perfection of such security interests and liens, unless the Agent on behalf of the Banks shall theretofore have done so.

     17. Upon the request of the Agent, the Pre-Petition Secured Lenders are authorized to take, execute and deliver such instruments (in each case without representation or warranty of any kind) to enable the Agent to further perfect, preserve and enforce the security interests and liens granted to the Agent for the benefit of the Banks by the Documents and this Order.

     18. The Pre-Petition Secured Lenders are directed to (i) promptly turn over to the Debtors all Cash Collateral, within the meaning of Section 363(a) of the Code received or held by them, and (ii) so long as there are any borrowings or letters of credit outstanding, or the Banks have any Commitment (as defined in the DIP Credit Agreement) under the DIP Credit Agreement, take no action to foreclose upon the liens granted to the Pre-Petition Secured Lenders pursuant to the Existing Agreements and this Order, or otherwise exercise remedies against the Collateral, in each case to the extent not authorized by an order of this Court.

     19. Each of the Debtors is authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of security agreements, mortgages and financing statements), and to pay fees, which may be reasonably required or necessary for the Debtors' performance under the Financing, including, without limitation: (i) the execution of the Documents, (ii) the execution of one or more amendments to the DIP Credit Agreement for, among other things, the purpose of adding additional financial institutions as Banks and reallocating the Commitments for the Financing among the current Banks and such additional financial institutions, and (iii) the non-refundable payment to Chase or the Banks, as the case may be, of the Fees referred to in the DIP Credit Agreement (and in the separate letter agreement dated December 22, 1999, between the Borrower and Chase referred to in the DIP Credit Agreement) and such Letter of Credit Fees, Commitment Fees and reasonable costs and expenses (as to which invoices are furnished) as may be due from time to time including, without limitation, reasonable attorneys' fees and disbursements (as to which invoices are furnished) as provided in the Documents, all as such terms are defined in the Documents.

     20. (a) The authority of the United States Department of Health and Human Services ("HHS") to collect prepetition overpayments from the Debtors shall be
           ---
governed by this order and the Stipulation dated January 18, 2000, between HHS and the Debtors, the terms of which are hereby incorporated by reference.

          (b) Subject to the HHS Stipulation, any federal governmental unit, including the departments and agencies thereof, and any fiscal intermediaries thereof, shall have no right to recoup provider reimbursement overpayments that were made to any Debtor from any amounts due to such Debtor (or any other Debtor) other than to recoup such overpayments that arise under the same provider agreement or comparable applicable statutes, regulations, or arrangements, and in the same provider cost-year as the amounts due to such Debtor arise. This paragraph does not affect offset rights permitted by order of the Court or by written postpetition agreement of the parties.

     21. So long as there are any borrowings or letters of credit outstanding, or the Banks have any Commitment, under the DIP Credit Agreement, or any of the Documents remains in effect, the

Debtors shall not assume without the written consent of the Agent, and no order shall be entered authorizing the assumption of, any provider agreements between any of the Debtors and any governmental unit.

     22. This Order shall be deemed the order of a court of competent jurisdiction for purposes of 42 U.S.C. (S) 1395g(c)(1). In view of the filing of these Chapter 11 Cases and the HHS Stipulation referred to in paragraph 20(a) above, 42 C.F.R. (S) 424.90(b) on its face does not apply and nothing contained herein shall limit any claims or defenses of the Debtors, the Agent or the Banks under applicable law, except as provided in the HHS Stipulation.

     23. Subject only to the provisions of the Credit Agreement, the automatic stay provisions of Section 362 of the Code are vacated and modified to the extent necessary so as to permit the Agent and the Banks to exercise, upon the occurrence of an Event of Default and the giving of the 5 business days' written notice provided for in the Credit Agreement, all rights and remedies provided for in the Documents (including, without limitation, the right to setoff monies of the Debtors in accounts maintained with the Agent or any Bank). Except as otherwise provided in Article VII of the Credit Agreement, the Debtors' right to use Cash Collateral shall terminate automatically on the Termination Date.

     24. The Documents and the provisions of this Order shall be binding upon the Agent, the Banks, the Pre-Petition Agent, the Pre-Petition Secured Lenders and the Debtors and their respective successors and assigns (including any Chapter 7 or Chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors) and inure to the benefit of the Agent, the Banks, the Pre-Petition Agent, the Pre-Petition Secured Lenders and the Debtors and (except with respect to any trustee hereinafter appointed or elected for the estate of any of the Debtors) their respective successors and assigns.

     25. The agreements and acknowledgments contained in paragraphs 2 and 3 of this Order shall be binding upon all parties in interest, including any Committee, unless (i) a party in interest has properly filed an adversary proceeding or contested matter (subject to the limitation contained in paragraph
8) by no later than the date that is 90 days after the selection of counsel by the Official Committee of Unsecured Creditors in the Cases, (x) challenging the validity, enforceability, priority or extent of the Pre-Petition Debt or the Pre-Petition Agent's or the Pre-Petition Secured Lenders' liens on the Pre-Petition Collateral, or (y) otherwise asserting any claims or causes of action against the Pre-Petition Agent or the Pre-Petition Secured Lenders on behalf of the Debtors' estates, and (ii) the Court rules in favor of the plaintiff in any such timely and properly filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is properly filed as of such date,
(a) the Pre-Petition Obligations shall constitute allowed claims, not subject to subordination and otherwise unavoidable, for all purposes of the Debtors' Chapter 11 Cases and any subsequent Chapter 7 Cases, (b) the Pre-Petition Agent's and the Pre-Petition Secured Lenders' liens on the Pre-Petition Collateral shall be deemed to have been, as of the Filing Date, legal, valid, binding, perfected, not subject to subordination and otherwise unavoidable and
(c) the Pre-Petition Obligations, the Pre-Petition Agent's and the Pre-Petition Secured Lenders' liens on the Pre-Petition Collateral and the Pre-Petition Agent and the Pre-Petition Secured Lenders shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of the Debtors' estates, including, without limitation, any successor thereto. If any such adversary proceeding or contested matter is properly filed as of such date, the agreements and acknowledgments contained in paragraphs 2 and 3 shall nonetheless remain binding and preclusive (as provided in the second sentence of this paragraph 25) except to the extent that such findings were expressly challenged in such adversary proceeding or contested matter.

     26. Unless all obligations and indebtedness owing to the Agent and the Banks under the DIP Credit Agreement shall theretofore have been paid in full (and, with respect to outstanding Letters of Credit issued pursuant to the DIP Credit Agreement, collateralized with cash or back-to-back letters of credit in accordance with the provisions of the DIP Credit Agreement), the Debtors shall not seek, and it shall constitute an Event of Default if any of the Debtors seek, or if there is entered, an order dismissing any of the Cases. If an order dismissing any of the Cases under Section 1112 of the Code or otherwise is at any time entered, such order shall provide (in accordance with Sections 105 and 349 of the Code) that (x) the priming liens and security interests and replacement security interests granted to the Agent and the Banks and the Pre-Petition Secured Lenders, as the case may be, pursuant to this Order shall continue in full force and effect and shall maintain their priorities as provided in this Order until all obligations in respect thereof shall have been paid and satisfied in full (and that such priming liens and replacement liens, shall, notwithstanding such dismissal, remain binding on all parties in interest) and (y) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the liens and security interests referred to in (x) above. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (i) the validity of any obligation, indebtedness or liability incurred by the Debtors to the Banks prior to written notice to the Agent of the effective date of such reversal, stay, modification or vacation, or (ii) the validity and enforceability of any lien or priority authorized or created hereby or pursuant to the DIP Credit Agreement with respect to any such obligations, indebtedness or liability. Notwithstanding any such reversal, stay, modification or vacation, any use of Cash Collateral or any indebtedness, obligation or liability incurred by the Debtors to the Banks prior to written notice to Pre-Petition Agent, the Pre-Petition Secured Lenders and the Agent of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions of this Order, and the Banks and the Pre-Petition Secured Lenders shall be entitled to all the rights, remedies, privileges and benefits, granted herein and/or pursuant to the DIP Credit Agreement with respect to all uses of Cash Collateral and such indebtedness, obligation or liability. The obligations of the Debtors under this Order and the Financing shall not be discharged by the entry of an order confirming a plan of reorganization in any of the Cases and, pursuant to
Section 1141(d)(4) of the Code, the Debtors have waived such discharge with respect to such obligations.

     27. The Borrower is hereby authorized and directed to perform its obligations described in the Management Protocol attached hereto as Annex A, the terms of which are hereby approved.

     28. Nothing set forth in this Order shall be deemed to be a determination as to the validity, priority, perfection or nonavoidability of the liens and security interests of any of the Real Estate Lenders (including HRPT, Omega, SouthTrust, LaSalle National Bank, NHP or the Other Holders), and the rights of all parties with respect thereto are fully reserved.

     29. The notice given by the Debtors of the Motion and of the Interim Hearing constitutes due and sufficient notice of the Motion and of the Interim Hearing. Debtors shall promptly mail copies of this Order to the parties having been given notice of the First Day Hearing and the Interim Hearing and to any other party which has filed a request for notices with this Court and to any Committee after the same has been appointed, or Committee counsel, if the same shall have been appointed. Any party in interest objecting to the relief sought at the Final Hearing shall serve and file written objections; which objections shall be served upon (i) Stutman, Treister & Glatt Professional Corporation, 3699 Wilshire Boulevard, Suite 900, Los Angeles, California, 90010 Attn: Isaac Pachulski, Esq. and K. John Shaffer, Esq. (Facsimile: 213-251-5288) and Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., 16th Floor, Atlanta, Georgia, 30303, Attn: Robert

C. Lewinson, Esq. (Facsimile: 404-572-6999), and Richards, Layton & Finger, P.A., One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899, Attn: Thomas
L. Ambro, Esq., (Facsimile: 302-658-6548), Attorneys for the Debtors; (ii) Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178,
Attention: Robert H. Scheibe, Esq. (Facsimile: 212-309-6273), Attorneys for The Chase Manhattan Bank, as Agent under the Credit Agreement; (iii) Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, New York, Attention: Kenneth Ziman, Esq. (Facsimile: 212-455-2502), Attorneys for The Chase Manhattan Bank, as Pre-Petition Agent; (iv) Duane Morris & Heckscher LLP, 1201 Market Street, Wilmington, Delaware 19801, Attention: Adam Landis, Esq. (Facsimile: 302-571-
5560), Attorneys for The Chase Manhattan Bank, as Agent under the Credit Agreement and as Pre-Petition Agent; (v) Mayer, Brown & Platt, 1672 Broadway, New York, New York 10019, Attention: Raniero D'Aversa, Esq. (Facsimile: 212-849-
5823), Attorneys for FBTC Leasing Corp.; and (vi) the Office of the United States Trustee for the District of Delaware, and shall be filed with the Clerk of the United States Bankruptcy Court, District of Delaware, in each case to allow receipt by the foregoing no later than five (5) days before such hearing.

     30. Notwithstanding anything in this Order to the contrary, any liens and claims granted by this Order against the Omega Debtors (as referred to at the First Day Hearing) are limited as stated on the record of the First Day Hearing; provided that nothing contained in this paragraph 30 applies to GranCare, Inc.
--------

Dated:  Wilmington, Delaware
        January 28, 2000


                                   /s/  Mary F. Walrath
                                   ------------------------------
                                   UNITED STATES BANKRUPTCY JUDGE

                              Status of Petitions
                       Mariner Post Acute Network, Inc.
                          Mariner Health Group, Inc.
                               and Subsidiaries


              Subsidiary                              Tax ID    Bankr. Case No.
              ----------                              ------    ---------------
1    Mariner Post-Acute Network, Inc.               74-2012902     00-00113
2    American Medical Insurance Billing
       Services, Inc.                               58-1835451     00-00114
3    American Pharmaceutical Services, Inc.         94-1736287     00-00115
4    American Rehability Services, Inc.             87-0517516     00-00116
5    American-Cal Medical Services, Inc.            95-2950019     00-00117
6    Amerra Properties, Inc.                 never applied for     00-00118
7    AMS Green Tree, Inc.                           39-1445025     00-00119
8    AMS Properties, Inc.                           95-4299212     00-00120
9    APS Holding Company, Inc.                      88-0365764     00-00121
10   APS Pharmacy Management, Inc.                  76-2091355     00-00122
11   Brian Center Health & Retirement/
       Alleghany, Inc.                              56-1621199     00-00123
12   Brian Center Health & Retirement/
       Bastian, Inc.                                56-1624374     00-00124
13   Brian Center Health & Rehabilitation/
       Tampa, Inc.                                  06-1209962     00-00125
14   Brian Center Health & Retirement/
       Wallace, Inc.                                56-1648741     00-00126
15   Brian Center Management Corporation            56-1086182     00-00127
16   Brian Center Nursing Care/Austell, Inc.        56-1108577     00-00128
17   Brian Center Nursing Care/Fincastle, Inc.      56-1621198     00-00129
18   Brian Center Nursing Care/Hickory, Inc.        56-1154190     00-00130
19   Brian Center Nursing Care/Powder
       Springs, Inc.                                56-1619996     00-00131
20   Brian Center of Asheboro, Inc.                 56-1342445     00-00132
21   Brian Center of Central Columbia, Inc.         56-1343624     00-00133

              Subsidiary                              Tax ID    Bankr. Case No.
              ----------                              ------    ---------------
22   Cambridge Bedford, Inc.                        38-2549352     00-00134
23   Cambridge East, Inc.                           38-2549069     00-00135
24   Cambridge North, Inc.                          38-2549072     00-00136
25   Cambridge South, Inc.                          38-2549074     00-00137
26   Clintonaire Nursing Home, Inc.                 38-2727238     00-00138
27   Connerwood Healthcare, Inc.                    35-1920689     00-00139
28   Cornerstone Health Management Company          75-2339430     00-00140
29   Crestmont Health Center, Inc.                  38-2631128     00-00141
30   Devcon Holding Company                         76-0504538     00-00142
31   EH Acquisition Corp.                           35-1921817     00-00143
32   EH Acquisition Corp. II                        38-1923423     00-00144
33   EH Acquisition Corp. III                       35-1947211     00-00145
34   Evergreen Healthcare, Inc.                     75-2155338     00-00146
35   Evergreen Healthcare, Ltd., L.P.               38-2795206     00-00147
36   Frenchtown Nursing Home, Inc.                  38-2697105     00-00148
37   GC Services, Inc.                              39-1756284     00-00149
38   GCI Bella Vita, Inc.                           39-1756284     00-00150
39   GCI Camellia Care Center, Inc.                 84-1247816     00-00151
40   GCI Colter Village, Inc.                       39-1747058     00-00152
41   GCI East Valley Medical &
       Rehabilitation Center, Inc.                  86-0782141     00-00153
42   GCI Faith Nursing Home, Inc.                   95-4478515     00-00154
43   GCI Health Care Centers, Inc.                  95-4371674     00-00155
44   GCI Jolley Acres, Inc.                         95-4478510     00-00156
45   GCI Palm Court, Inc.                           95-4386135     00-00157

              Subsidiary                              Tax ID    Bankr. Case No.
              ----------                              ------    ---------------
46   GCI Prince George, Inc.                        95-4478511     00-00158
47   GCI Rehab, Inc.                                39-1755667     00-00159
48   GCI Springdale Village, Inc.                   95-4478513     00-00160
49   GCI Therapies, Inc.                            33-0396430     00-00161
50   GCI Village Green, Inc.                        95-4478514     00-00162
51   GCI-Wisconsin Properties, Inc.                 39-1756278     00-00163
52   GCI-Cal Therapies Company                      33-0592366     00-00164
53   GranCare Home Health Services, Inc.            95-4383753     00-00165
54   GranCare of Michigan, Inc.                     38-2483520     00-00166
55   GranCare of North Carolina, Inc.               58-2345994     00-00167
56   GranCare of Northern California, Inc.          95-4450976     00-00168
57   GranCare of South Carolina, Inc.               95-4476032     00-00169
58   GranCare, Inc.                                 95-4336136     00-00170
59   Hawk's - Perimeter, Inc.                          unknown     00-00171
60   Heritage Nursing Home, Inc.                    38-2697398     00-00172
61   Heritage of Louisiana, Inc.                    58-1435495     00-00173
62   HMI Convalescent Care, Inc.                    95-4303086     00-00174
63   Hospice Associates of America, Inc.            76-0504536     00-00175
64   HostMasters, Inc.                              95-4123374     00-00176
65   International Health Care Management, Inc.     38-2549065     00-00177
66   International X-Ray, Inc.                      38-2839855     00-00178
67   LC Management Company                          74-1809336     00-00179
68   LCA Operational Holding Company                76-0463839     00-00180
69   LCR, Inc.                                      76-0490253     00-00181

              Subsidiary                              Tax ID    Bankr. Case No.
              ----------                              ------    ---------------
70   Living Centers - East, Inc.                    74-1955204     00-00182
71   Living Centers - PHCM, Inc.                    58-2402848     00-00183
72   Living Centers - Rocky Mountain, Inc.          84-0583991     00-00184
73   Living Centers - Southeast Development
       Corporation                                  56-1286742     00-00185
74   Living Centers - Southeast, Inc.               56-0997245     00-00186
75   Living Centers Development Company             76-0529365     00-00187
76   Living Centers Holding Company                 76-0521130     00-00214
77   Living Centers LTCP Development Company        76-0511537     00-00188
78   Living Centers of Texas, Inc.                  74-1623371     00-00189
79   Madonna Nursing Center, Inc.                   38-2727240     00-00190
80   Med-Therapy Rehabilitation Services, Inc.      56-1120078     00-00191
81   Middlebelt Nursing Home, Inc.                  38-2577064     00-00192
82   Middlebelt-Hope Nursing Home, Inc.             38-2599703     00-00193
83   Nan-Dan Corp.                                  59-1936462     00-00194
84   National Heritage Realty, Inc.                 78-2080781     00-00195
85   Nightingale East Nursing Center, Inc.          38-2671539     00-00196
86   Omega/Indiana Care Corp.                       38-2795209     00-00197
87   Professional Health Care Management, Inc.      38-2549067     00-00198
88   Professional Rx Systems, Inc.                  65-0032651     00-00199
89   Rehability Health Services, Inc.               74-1502449     00-00200
90   Renaissance Mental Health Center, Inc.         39-1772436     00-00201
91   St. Anthony Nursing Home, Inc.                 38-2727241     00-00202
92   Summit Hospital Holdings, Inc.                 58-2145076     00-00203
93   Summit Hospital of East Georgia, Inc.                         00-00204

              Subsidiary                              Tax ID    Bankr. Case No.
              ----------                              ------    ---------------
94   Summit Hospital of Southeast Arizona, Inc.     58-2264857     00-00205
95   Summit Hospital of Southeast Texas, Inc.       58-2264831     00-00206
96   Summit Hospital of Southwest
       Louisiana, Inc.                              58-2188760     00-00207
97   Summit Hospital of West Georgia, Inc.   never applied for     00-00208
98   Summit Institute for Pulmonary
       Medicine and Rehabilitation, Inc.            58-192230      00-00209
99   Summit Institute of Austin, Inc.               58-2145074     00-00210
100  Summit Institute of West Monroe, Inc.          58-2015591     00-00211
101  Summit Medical Holdings, Ltd.
       (this is not a partnership)                  58-2403691     00-00212
102  Summit Medical Management, Inc.                58-1926543     00-00213

              Subsidiary                              Tax ID    Bankr. Case No.
              ----------                              ------    ---------------
103  Mariner Health Group, Inc.                     06-1251310     00-00215
104  Aid & Assistance, Inc.                         06-0922046     00-00216
105  Allegis Health and Living Center at
       Heritage Harbour, L.L.C.                     58-2433067     00-00217
106  Beechwood Heritage Retirement
       Community, Inc.                              58-2433064     00-00218
107  Bride Brook Nursing & Rehabilitation
       Center, Inc.                                 06-1281699     00-00219
108  Compass Pharmacy Services of
       Maryland, Inc.                               06-1460006     00-00220
109  Compass Pharmacy Services of
       Texas, Inc.                                  75-2615244     00-00221
110  Compass Pharmacy Services, Inc.                04-3166495     00-00222
111  Cypress Nursing Facility, Inc.                 57-0628689     00-00223
112  IHS Rehab Partnership, Ltd.                    75-2196937     00-00224
113  Long Ridge Nursing and Rehabilitation
       Center, Inc.                                 58-2433065     00-00225
114  Longwood Rehabilitation Center, Inc.           04-3105863     00-00226
115  Mariner - Regency Health Partners, Inc.        58-1686105     00-00227
116  Mariner Health at Bonifay, Inc.                06-1447760     00-00228
117  Mariner Health Care of Atlantic Shores, Inc.   59-3331913     00-00229
118  Mariner Health Care of Deland, Inc.            59-3331901     00-00230
119  Mariner Health Care of Fort Wayne, Inc.        35-1924040     00-00231
120  Mariner Health Care of Greater Laurel, Inc.    52-1839750     00-00232
121  Mariner Health Care of Inverness, Inc.         59-3331904     00-00233
122  Mariner Health Care of Lake Worth, Inc.        59-3250672     00-00234
123  Mariner Health Care of MacClenny, Inc.         59-3331909     00-00235
124  Mariner Health Care of Metrowest, Inc.         59-3331905     00-00236
125  Mariner Health Care of Nashville, Inc.         58-2238489     00-00237

              Subsidiary                              Tax ID    Bankr. Case No.
              ----------                              ------    ---------------
126  Mariner Health Care of North Hills, Inc.       25-1732608     00-00238
127  Mariner Health Care of Orange City, Inc.       59-3260680     00-00239
128  Mariner Health Care of Palm City, Inc.         65-0512016     00-00240
129  Mariner Health Care of Pinellas Point, Inc.    59-3287015     00-00241
130  Mariner Health Care of Port Orange, Inc.       59-3260682     00-00242
131  Mariner Health Care of Southern
       Connecticut, Inc.                            06-1289658     00-00243
132  Mariner Health Care of Toledo, Inc.            34-1773874     00-00244
133  Mariner Health Care of Tuskawilla, Inc.        59-3331915     00-00245
134  Mariner Health Care of West Hills, Inc.        25-1736852     00-00246
135  Mariner Health Care, Inc.                      04-2926741     00-00247
136  Mariner Health Central, Inc.                   06-1476203     00-00248
137  Mariner Health Home Care, Inc.                 06-1482883     00-00249
138  Mariner Health Properties, IV, LTD             59-3112307     00-00250
139  Mariner Health of Jacksonville, Inc.           16-1459910     00-00251
140  Mariner Health of Maryland, Inc.               52-1988921     00-00252
141  Mariner Health of Orlando, Inc.                06-1462467     00-00253
142  Mariner Health of Palmetto, Inc.                06-144775     00-00254
143  Mariner Health of Seminole County, Inc.        06-1441718     00-00255
144  Mariner Health of Tampa, Inc.                  06-1463167     00-00256
145  Mariner Health Properties VI, LTD.             59-3359078     00-00257
146  Mariner Health Resources, Inc.                 04-0884000     00-00258
147  Mariner Physician Services, Inc.               06-1423565     00-00259
148  Mariner Practice Corporation                   06-1476521     00-00260
149  Mariner Supply Services, Inc.                  06-1418697     00-00261

              Subsidiary                              Tax ID    Bankr. Case No.
              ----------                              ------    ---------------
150  MarinerSelect Staffing Solutions, Inc.         06-1462360     00-00262
151  MedRehab of Indiana, Inc.                      35-1710608     00-00263
152  MedRehab of Louisiana, Inc.                    72-0912855     00-00264
153  MedRehab of Missouri, Inc.                     43-1124329     00-00265
154  MedRehab, Inc.                                 58-2805053     00-00266
155  Merrimack Valley Nursing & Rehabilitation
       Center, Inc.                                 04-2970051     00-00267
156  Methuen Nursing & Rehabilitation
       Center, Inc.                                 04-3038057     00-00268
157  MHC Rehab Corp.                                06-1418699     00-00269
158  MHC Transportation, Inc.                       06-1411787     00-00270
159  Mystic Nursing & Rehabilitation
       Center, Inc.                                 04-2847870     00-00271
160  National Health Strategies, Inc.               04-3165077     00-00272
161  Ocean Pharmacy, Inc.                           06-0724667     00-00273
162  Park Terrace Nursing & Rehabilitation
       Center, Inc.                                 04-2972799     00-00274
163  Pendleton Nursing & Rehabilitation
       Center, Inc.                                 06-1281698     00-00275
164  Pinnacle Care Corporation                      62-1250299     00-00276
165  Pinnacle Care Corporation of Huntington        62-1311408     00-00277
166  Pinnacle Care Corporation of Nashville         62-1282817     00-00278
167  Pinnacle Care Corporation of Seneca            62-1338119     00-00279
168  Pinnacle Care Corporation of Sumter            62-1287142     00-00280
169  Pinnacle Care Corporation of Williams Bay      62-1332923     00-00281
170  Pinnacle Care Corporation of Wilmington        56-1536965     00-00282
171  Pinnacle Care Management Corporation           62-1406751     00-00283
172  Pinnacle Pharmaceutical Services, Inc.         62-1451396     00-00284
173  Pinnacle Pharmaceuticals, Inc.                    Unknown     00-00285

              Subsidiary                              Tax ID    Bankr. Case No.
              ----------                              ------    ---------------
174  Pinnacle Rehabilitation of Missouri, Inc.      43-1210889     00-00286
175  Pinnacle Rehabilitation, Inc.                  62-1325550     00-00287
176  Prism Care Centers, Inc.                       04-3165075     00-00288
177  Prism Health Group, Inc.                       04-3165074     00-00289
178  Prism Home Care Company, Inc.                  04-3327298     00-00290
179  Prism Home Care, Inc.                          04-3324344     00-00291
180  Prism Home Health Services, Inc.               04-3327297     00-00292
181  Prism Hospital Ventures, Inc.                  75-2251466     00-00293
182  Prism Rehab. Systems, Inc.                     54-1537031     00-00294
183  Regency Health Care Center of Seminole
       County, Inc.                                 59-3347673     00-00295
184  Sassaquin Nursing & Rehabilitation
       Center, Inc.                                 04-2889876     00-00296
185  Seventeenth Street Associates Limited
       Partnership                                  55-0666388     00-00297
186  Tampa Medical Associates, Inc.                 59-3377257     00-00298
187  Tri-State Health Care, Inc.                    58-1696013     00-00299
188  Windward Health Care, Inc.                     04-3166396     00-00300
189  Mariner Health of Florida, Inc.                06-1447762     00-00301

                                    Annex A

                            Management Protocol /1/

      (a) The MHG Debtors shall make Overhead Payments to MPAN at the times and in accordance with the terms set forth in Section 7.07 of the MHG DIP Financing Agreement so long as and to the extent that MPAN provides supervisory services with respect to certain aspects of the management of the Healthcare Facilities in substantially the same manner in which MPAN supervises such aspects of management as of the Closing Date.

      (b) The MHG Debtors shall not permit MPAN to, and MPAN shall not, cease for any reason to supervise those aspects of the management of each Healthcare Facility which MPAN supervises as of the Closing Date in substantially the same manner in which MPAN supervises such aspects of management as of the Closing Date, except as set forth below.

      (c) Each of (i) the Required Lenders under the MHG DIP Financing Agreement or the Administrative Agent under the MHG DIP Financing Agreement on behalf of such Required Lenders, on the one hand, or (ii) MPAN, on the other, each in their respective discretion, may terminate MPAN's supervisory obligations in accordance with the terms and conditions of Section 5.13(b) and (c) of the MHG DIP Financing Agreement, and the automatic stay shall be deemed terminated as provided in Section 5.13(b) of the MHG DIP Financing Agreement as of the Termination Effective Date with respect to any such termination by MPAN. Each of the MHG Debtors and MPAN shall take such actions as are contemplated by Section 5.13(b) and 5.13(c) of the MHG DIP Financing Agreement in connection with any such termination. Court approval of any Replacement Manager designated pursuant to clause (c)(i) of this Annex A shall be limited solely to approval of the qualifications of such Replacement Manager. At all times after the Petition Date until MPAN is permitted hereunder to cease performing its supervisory services with respect to any Healthcare Facility, the MHG Debtors shall, and shall cause MPAN to, and MPAN shall, cooperate fully with the Administrative Agent and the Required Lenders and any consultants or advisors or other Persons identified by the Administrative Agent or the Required Lenders in providing reasonable access to such Healthcare Facility, employees of the MHG Debtors and the MHG Debtors' books and records all in accordance with the terms of the MHG DIP Financing Agreement. Without limiting the generality of the foregoing, the MHG Debtors shall not permit, and MPAN shall not cause, any of the books and records (including but not limited to separate financial and accounting records, patient information, personnel information and census information) or any applicable computer programs and computer materials for any such Healthcare Facility to be removed from such Healthcare Facility. Such books and records (including but not limited to separate financial and accounting

----------------
/1/ All undefined capitalized terms herein used shall have the meanings ascribed to them in the Mariner Health Group DIP Financing Agreement in effect as of the date hereof (the "MHG DIP Financing Agreement"); the term "MHG Debtors" shall
                  ---------------------------              -----------
mean Mariner Health Group, Inc. and its filed subsidiaries and the term "MPAN"
                                                                         ----
shall mean Mariner Post-Acute Network, Inc.

   records, patient information, personnel information and census information) for each Healthcare Facility, which books and records, together with any applicable computer programs and computer materials, shall be at all times owned by (or, in the case of computer programs, licensed to) the relevant Healthcare Facility and copies of which shall be kept at the relevant Healthcare Facility to the extent consistent with the practices of the MHG Debtors in effect on the Petition Date.

     (d) Except as otherwise permitted under the MHG DIP Financing Agreement, the MHG Debtors shall not, without the written consent (not to be unreasonably withheld) of the Agents, (i) cause or permit the transfer of any Management Employee to MPAN and (ii) enter into any new employment agreement with, or make any change in the compensation or other terms of employment of, any Management Employee other than changes consistent with the normal business practices of the MHG Debtors prior to the Petition Date or consistent with changes made by MPAN with respect to comparable employees of MPAN; provided that, in any event, no retention or severance policy may be implemented after the Closing Date by the MHG Debtors without written approval of the Agents. MPAN shall not enter into any contractual arrangement or agreement with any Regional Manager that has the effect of prohibiting such Regional Manager from accepting employment with the MHG Debtors or the Healthcare Facilities.

     (e) This Annex A and those provisions of the MHG DIP Financing Agreement herein referenced shall not be amended in any manner that substantively affects the provisions of this Annex A without the prior written consent of the Required Lenders and MPAN. This Annex A and the rights of MPAN and the respective parties to the MHG DIP Financing Agreement and the DIP Credit Agreement (as defined in the prefixed Order) to enforce this Annex A shall survive the termination of the MHG DIP Financing Agreement and the DIP Credit Agreement. Nothing in this Annex A shall be deemed to limit any other rights or remedies available to (x) the Agents or the Lenders under the MHG DIP Financing Agreement or (y) the Agent or the Banks under the DIP Credit Agreement (as each such term used in this clause (y) is used therein). This Annex A shall be binding on the MHG Debtors, MPAN and their respective estates and on any trustee appointed for any of the foregoing in this or in the MHG Debtors' cases or any Chapter 7 case.

     (f) The respective obligations of each of the MHG Debtors and MPAN shall constitute an expense of administration of each of their respective estates, junior in each case to the Obligations under the MHG DIP Financing Agreement and the obligations of MPAN under the DIP Credit Agreement and any other super priority administration claims in the MPAN chapter 11 case.